Exhibit 4
SENIOR TERM LOAN EXCHANGE AGREEMENT
     This SENIOR TERM LOAN EXCHANGE AGREEMENT (this “Agreement”) is entered into as of September 30, 2009, by and among GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation (“Holdings”), GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“GES”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., a Georgia corporation (“TPS”), GLOBAL EMPLOYMENT SOLUTIONS PEO INC., a Florida corporation (“Southeastern”), GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., a Florida corporation (“BHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., a Georgia corporation (“SGHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., a Florida corporation (“SEII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., a Florida corporation (“SEIII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., a Florida corporation (“SEIV”), GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., a Florida corporation (“SEV”), GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., a Florida corporation (“SEVI”), KEYSTONE ALLIANCE, INC., a Florida corporation (“Keystone” and together with GES, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV and SEVI, collectively, the “Global Borrowers”), and Victory Park Credit Opportunities Master Fund, Ltd., a Cayman Islands exempted company (“Victory Park”). Holdings and the Global Borrowers are collectively referred to herein as the “Global Parties.” The Global Parties and Victory Park are sometimes referred to herein collectively as the “Parties” or individually (Victory Park and each of the Global Parties) as a “Party.”
RECITALS
     WHEREAS, Victory Park, through a participation arrangement with Wells Fargo (as defined below), has indirectly extended a term loan to the Global Borrowers under the Credit and Security Agreement, dated as of April 29, 2008 (as amended from time to time, the “Senior Credit Agreement”), by and among Wells Fargo Bank, N.A., acting through its Wells Fargo Business Credit Division (“Wells Fargo”), and the Global Borrowers (the “Term Loan”), which is evidenced by (a) a 2009 Term Note, dated as of April 29, 2009, in the original principal amount of $2,100,000 (the “2009 Term Note”), and (b) an Amended and Restated Promissory Note, dated as of August 14, 2009, in the original principal amount of $2,514,999.74 (the “A&R Note,” and, together with the 2009 Term Note, the “Old Notes”);
     WHEREAS, each of the Global Parties has guaranteed the obligations of the Global Borrowers under the Term Loan and the Old Notes;
     WHEREAS, pursuant to the Restructuring Support Agreement, dated as of even date herewith, by and among Victory Park, the Global Parties and the other parties thereto (the “Restructuring Agreement”), the Parties agreed that Victory Park would exchange (the “Exchange”) all amounts outstanding and indirectly owing by the Global Borrowers to Victory Park under the Term Loan and the Old Notes for a Senior Secured Promissory Note issued by Holdings, a copy of which is attached hereto as Exhibit A (the “New Note”), having an aggregate principal amount of $7,614,999.74 and a preference amount of $15,229,999.48, and to simultaneously therewith terminate the Term Loan and cancel the Old Notes;
     WHEREAS, concurrently herewith, Wells Fargo shall provide written consent under the Senior Credit Agreement to the termination of the Term Loan and the cancellation of the Old Notes; and
     WHEREAS, the Parties desire to effectuate the Exchange subject to the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
AGREEMENT
Article I
Definitions
     1.1 Recitals. The Recitals above are incorporated by reference into and made a part of this Agreement.
     1.2 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
     “Action” means any judicial or administrative action, claim, suit, investigation, hearing, demand or proceeding by or before any Governmental Authority.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the States of New York or Colorado are authorized or obligated to close.
     “Governmental Authority” means any foreign, federal, state or local government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, agency, bureau, division or subdivision thereof).
     “Law” shall mean any foreign, federal, state or local statute, law, treaty, ordinance, regulation, rule, judgment, decree, writ, injunction, or judicial or administrative order.
     “Lien” means any (a) mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest and (b) purchase option, preemptive right, right of first refusal, call or similar right of a third party with respect to such securities.
     “Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, incorporated or unincorporated association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.
     “Securities Act” means the Securities Act of 1933, as amended.
Article II
Exchange of the Term Loan and Old Notes
     2.1 Exchange. On the Closing Date (as defined below), the outstanding aggregate principal amount of the Term Loan and the Old Notes owing by the Global Borrowers shall be exchanged for the New Note having an aggregate principal amount of $7,614,999.74 and a preference amount of $15,229,999.48, and bearing the other terms as set forth on Exhibit A. In addition, on the Closing Date, the Global Borrowers shall pay Wells Fargo an amount equal to all accrued but unpaid interest on the Term Loan and the Old Notes (the “Outstanding Interest Amount”).
     2.2 Exchange Procedure. Subject to the satisfaction (or waiver) of the conditions set forth in Article 5 hereof, the closing (the “Closing”) of the exchange of the Term Loan and Old Notes for the New Note shall take place on the date hereof (the “Closing Date”) upon the execution and delivery of this Agreement. On the Closing Date, (a) Victory Park shall instruct Wells Fargo to deliver to the Global Borrowers the original Old Notes marked “Paid in Full,” (b) Global shall deliver to Victory Park the original New Note, and (c) the Global Borrowers shall deliver the Outstanding Interest Amount to Wells Fargo.
     2.3 Restricted Securities. Victory Park acknowledges and agrees that the New Note is being issued pursuant to an exemption from the prospectus delivery and registration requirements of the Securities Act. Victory Park acknowledges and agrees that the New Note may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with all applicable securities laws.
     2.4 Security. The obligations under the New Note are secured by (a) the Security Agreement, dated as of March 31, 2006, as the same has been amended from time to time, including as contemplated by the Restructuring Agreement, made by Holdings and the other grantors signatory thereto for the benefit of Victory Park Management, LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”) for the holders of the Senior Secured Convertible Promissory Notes originally issued by Holdings to certain investors on March 31, 2006, as the same has been amended from time to time, including as contemplated by the Restructuring Agreement, and the Senior Secured Promissory Note issued by Holdings to Howard Brill as contemplated by the Restructuring Agreement, (b) the Pledge Agreement, dated as of March 31, 2006, as the same has been amended from time to time, including as contemplated by the Restructuring Agreement, made by Holdings and the other pledgors signatory thereto for the benefit of the Collateral Agent, and (c) the Guaranty, dated as of March

31, 2006, as the same has been amended from time to time, including as contemplated by the Restructuring Agreement, made by Holdings and the other guarantors signatory thereto for the benefit of the Collateral Agent.
Article III
Representations and Warranties of Victory Park
     Victory Park hereby represents and warrants to the Global Parties on the Closing Date as follows:
     3.1 Organization and Authorization. Victory Park is a Cayman Islands exempted company duly incorporated and validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands. Victory Park has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All actions or proceedings to be taken by or on the part of Victory Park to authorize and permit the execution and delivery by Victory Park of this Agreement and the instruments required to be executed and delivered by Victory Park pursuant hereto, the performance by Victory Park of its obligations hereunder and thereunder, and the consummation by Victory Park of the transactions contemplated herein and therein have been duly and properly taken. This Agreement has been duly executed and delivered by Victory Park, constitutes its legal, valid and binding obligation, and is enforceable in accordance with its terms and conditions, subject only to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and to general principles of equity.
     3.2 Noncontravention. The execution and delivery of this Agreement, the other documents contemplated herein, and the consummation of the transactions contemplated herein and therein, does not or will not result in: (a) a conflict with or a breach of any provision of Victory Park’s memorandum and articles of association or other company governance documents; (b) a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, indenture, contract, lease, license, instrument or other arrangement to which Victory Park is a party, by which it is bound or to which any of its assets is subject; or (c) a violation by Victory Park of any Law. Victory Park is not required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in connection with Victory Park’s execution, delivery and performance of this Agreement or any of the other documents contemplated herein or the consummation of the transactions contemplated herein or therein, except for such consents and approvals which are specifically described in the Restructuring Agreement and which consents and approvals have been duly and properly obtained on or before the Closing Date.
     3.3 Ownership of, and Rights to Exchange, the Old Notes. Victory Park is the owner of a 100% participation interest in the Old Notes, free and clear of any Liens. Subject to the consent of Wells Fargo as contemplated by the recitals hereto, (a) Victory Park has full right, power and authority to exchange the Old Notes, free and clear of any Liens, and (b) there are no agreements restricting the exchange or other transfer or disposition by Victory Park of the Old

Notes or Victory Park’s ability to consummate the transactions contemplated by this Agreement. To the knowledge of Victory Park, the Old Notes are not subject, contingent or otherwise, to (i) any outstanding option, warrant, call, or similar right of any other Person (other than Wells Fargo) to acquire the same, or (ii) any restriction on transfer except for under applicable U.S. federal and state securities Laws. Victory Park has not previously sold, transferred or disposed of all or any portion of the Old Notes. As of the Closing Date, to the knowledge of Victory Park, the aggregate principal amount outstanding, owing or payable under the Term Loan and the Old Notes is $4,614,999.74.
     3.4 Litigation. There is no Action pending, or to the knowledge of Victory Park, contemplated or threatened, before any Governmental Authority restricting the execution, delivery, or performance by Victory Park of this Agreement or otherwise affecting any of Victory Park’s interest in the Old Notes or Victory Park’s ability to consummate the transactions contemplated by this Agreement.
     3.5 Investor Representations.
          (a) Victory Park is acquiring the New Note for Victory Park’s own account and not with a view to or for distributing or reselling the New Note, or any part thereof; provided, however, that by making the representations herein, Victory Park does not agree to hold the New Note for any minimum or other specific term and reserves the right to dispose of the New Note at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Victory Park is acquiring the New Note in the ordinary course of its business. Victory Park does not have any agreement or understanding, directly or indirectly, with any Person to distribute all or any part of the New Note.
          (b) At the time Victory Park was offered the New Note and as of the Closing Date, Victory Park was and is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.
          (c) Victory Park is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.
          (d) Victory Park, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Note, and has so evaluated the merits and risks of such investment. Victory Park is able to bear the economic risk of an investment in the New Note, and, at the present time, is able to afford a complete loss of such investment.
          (e) Victory Park is not acquiring the New Note as a result of any advertisement, article, notice or other communication regarding the New Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or other general solicitation or general advertisement.

Article IV
Representations and Warranties of the Global Parties
     Each Global Party hereby represents and warrants to Victory Park on the Closing Date as follows:
     4.1 Organization and Authorization. Such Global Party is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation. Such Global Party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All actions or proceedings to be taken by or on the part of such Global Party to authorize and permit the execution and delivery by such Global Party of this Agreement and the instruments required to be executed and delivered by such Global Party pursuant hereto, the performance by such Global Party of its obligations hereunder and thereunder and the consummation by such Global Party of the transactions contemplated herein and therein have been duly and properly taken. This Agreement has been duly executed and delivered by such Global Party, constitutes its legal, valid and binding obligation and is enforceable in accordance with its terms and conditions, subject only to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
     4.2 Noncontravention. The execution and delivery of this Agreement, the other documents contemplated herein, and the consummation of the transactions contemplated herein and therein, do not or will not result in: (a) a conflict with or a breach of any provision of such Global Party’s certificate of incorporation, bylaws or other governing documents; (b) a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, indenture, contract, lease, license, instrument or other arrangement to which such Global Party is a party, by which it is bound or to which any of its assets is subject; or (c) a violation by such Global Party of any Law. Such Global Party is not required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in connection with such Global Party’s execution, delivery and performance of this Agreement or any of the other documents contemplated herein or the consummation of the transactions contemplated herein or therein, except for such consents and approvals which are specifically described in the Restructuring Agreement and which consents and approvals have been duly and properly obtained on or before the Closing Date.
     4.3 Litigation. There is no Action pending, or to the knowledge of such Global Party, contemplated or threatened, before any Governmental Authority restricting the execution, delivery, or performance by such Global Party of this Agreement or otherwise affecting the ability of such Global Party to consummate the transactions contemplated by this Agreement.
     4.4 Exemption from Registration. The issuance of the New Note by Holdings is exempt from registration under the Securities Act.
     4.5 Acknowledgment Regarding Victory Park’s Acquisition of the New Note. Such Global Party acknowledges and agrees that Victory Park is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Exchange. Such Global Party further acknowledges that Victory Park is not acting as a financial advisor or fiduciary of such Global Party (or in any similar capacity) with respect to this Agreement or the Exchange, and any advice given by Victory Park or any of its representatives or agents in connection with this Agreement and the Exchange is merely incidental to Victory Park’s acquisition of the New Note. Such Global Party further represents to Victory Park that the decision of such Global Party to enter into this Agreement has been based solely on the independent evaluation by such Global Party and its representatives.
     4.6 No General Solicitation. None of such Global Party, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the Exchange and issuance of the New Note. The Global Parties shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Victory Park or its investment advisor) relating to or arising out of this Agreement and the transactions contemplated hereby. Such Global Party shall pay, and hold Victory Park harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.
     4.7 No Integrated Offering. None of such Global Party, any of its Affiliates, or any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the New Note or cause the issuance of the New Note to be integrated with prior offerings by any Global Party for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of any Global Party are listed or designated.
Article V
Victory Park’s Closing Conditions
     The obligations of Victory Park hereunder to consummate the Exchange is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Victory Park’s sole benefit and may be waived by Victory Park at any time in its sole discretion:
     5.1 The Restructuring (as defined in the Restructuring Agreement), taken as a whole (other than the Exchange), shall have been, or concurrently herewith shall be, consummated in accordance with the terms set forth in the Restructuring Agreement;
     5.2 Each of the Global Parties, to the extent each is a party thereto, shall have executed and delivered this Agreement and the New Note to Victory Park, and each of the Global Parties and each other Person, in each case to the extent each is a party thereto, shall have executed and delivered each of the other Restructuring Documents (as defined in the Restructuring Agreement) to each other Person party thereto;

     5.3 Victory Park shall have received the opinion of Brownstein Hyatt Farber Schreck, LLP, the Global Parties’ outside counsel, dated as of the Closing Date, in form and substance satisfactory to Victory Park;
     5.4 The representations and warranties of the Global Parties set forth in Article IV hereof and in each other Restructuring Document shall be true and correct in all respects, and the Global Parties shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Restructuring Documents to be performed, satisfied or complied with by the Global Parties on or prior to the Closing Date;
     5.5 No event exists or is continuing, or would result from the consummation of the transactions contemplated hereby or by the other Restructuring Documents, which constitutes a default under the New Note or an Event of Default (as defined in the New Note);
     5.6 The board of directors of Holdings shall have been, or concurrently herewith shall be, reconstituted such that the board of directors shall consist of the following members: Howard Brill, Richard Levy, Steven List and Matthew Ray;
     5.7 Victory Park and its affiliates shall have received payment in full of all amounts (including fees and expenses) due and payable to Victory Park and its affiliates under this Agreement and each other Restructuring Document; and
     5.8 Wells Fargo and the Global Parties shall have executed and delivered to Victory Park an amendment to the Senior Credit Agreement that terminates the Term Loan and by which Wells Fargo consents to the Exchange and the cancellation of the Old Notes.
Article VI
Miscellaneous
     6.1 Further Assurances. From time to time after the Closing Date, each Party will timely execute and deliver to the other such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by a Party or its counsel in order to carry out the purpose and intent of this Agreement.
     6.2 No Third Party Beneficiaries. Except as set forth in Section 6.12, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
     6.3 Entire Agreement. This Agreement (including any schedules and exhibits required to be delivered pursuant to this Agreement) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties (or their respective Affiliates), written or oral, to the extent they relate in any way to the subject matter hereof or thereof.
     6.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No

Party may assign this Agreement without the prior written consent of the other Party, which approval may be granted or withheld in the sole discretion of each Party.
     6.5 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent to such occurrence.
     6.6 Facsimile; Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     6.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     6.8 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to Global:
Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
Facsimile: (303) 216-9581
Attention: Chief Financial Officer
with a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Facsimile: (303) 223-1111
Attention: Adam J. Agron
If to Victory Park:
Victory Park Credit Opportunities Master Fund, Ltd.
227 W. Monroe Street, Suite 3900
Chicago, IL 60606
Attention: Scott Zemnick

Facsimile: (312) 701-0794
with a copy to:
Latham & Watkins, LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Attention: Bradley E. Kotler
Facsimile: (312) 993-9767
     or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.
     6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for adjudication of any dispute hereunder or in connection herewith or with any transaction or action contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to asset in any suit, action or proceeding, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR ACTION CONTEMPLATED HEREBY.
     6.10 Severability. In the event that any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by Law. If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

     6.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Laws shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Definitions are equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender include each other gender. The furnishing or availability for review of any document shall not be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith. All covenants, agreements, representations and warranties of a Party made herein shall be deemed material and to have been relied on by the other Parties hereto, notwithstanding any investigation made by or on behalf of any of the Parties or any opportunity therefor or any actual or constructive knowledge thereby obtained.
     6.12 Directors’ and Officers’ Insurance and Indemnification Rights. For a period of six years following the date of this Agreement, (a) Holdings shall not and (b) Victory Park shall not cause Holdings to: (i) cancel, repeal, revoke, terminate or otherwise remove the directors’ and officers’ insurance policy (the “Policy”) covering the directors of Holdings in office immediately preceding the consummation of the transactions contemplated by this Agreement and the Restructuring Agreement (the “Current Directors”); (ii) amend, modify or waive the Policy (or the Current Directors’ rights thereunder) in a manner that is less favorable to the Current Directors than the coverage terms in place as of the date of this Agreement; (iii) cancel, repeal, revoke, terminate or otherwise remove the indemnification rights available to the Current Directors under Holdings’ Certificate of Incorporation and Bylaws; (iv) amend, modify or waive such indemnification rights (or the Current Directors’ rights thereunder) in a manner that is less favorable to the Current Directors than the indemnification rights in place under Holdings’ Certificate of Incorporation and Bylaws as of the date of this Agreement; or (v) amend, modify, waive or terminate this Section 6.12. Each of Holdings and Victory Park acknowledges and agrees that the Current Directors would be irreparably damaged in the event the terms of this Section 6.12 are not performed in accordance with their specific terms or otherwise are breached, and that there is no adequate remedy at law with respect to any such breach. Accordingly, each of Holdings and Victory Park agrees that the Current Directors and their respective successors and assigns shall, in addition to any other remedy to which they may be entitled, at law or in equity, be entitled to injunctive or other relief to prevent breaches or alleged or threatened breaches of the provisions of this Section 6.12 and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction. The Current Directors are intended third party beneficiaries of this Section 6.12 with the right to enforce the terms hereof without any action on the part of any other party..
* * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
VICTORY PARK:

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:
Name:
Its:
GLOBAL PARTIES:

GLOBAL EMPLOYMENT HOLDINGS, INC.		GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Chief Financial Officer	Its:	Chief Financial Officer

EXCELL PERSONNEL SERVICES CORPORATION		FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc.

By:

		Name:	Paige Burkes
		Its:	Executive Vice President
By:

Name:	Paige Burkes
Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc.		MAIN LINE PERSONNEL SERVICES, INC.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc.		KEYSTONE ALLIANCE, INC.

By:		By:

Name:	Paige Burkes	Name:	Paige Burkes
Its:	Executive Vice President	Its:	Executive Vice President

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